Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement No. 33-89775 on Form N-1A of our reports dated January 23, 2008, relating to the financial statements and financial highlights of BlackRock Focus Growth Fund, Inc. (the “Fund”) and of Master Focus Growth LLC (the “Master LLC”), appearing in the Annual Report on Form N-CSR of the Fund and of the Master LLC for the year ended November 30, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
March 28, 2008